Exhibit 99.1

Edgio Announces Preliminary Unaudited Fourth Quarter 2023 Financial Results

March 15, 2024

Expects Preliminary Q4 2023 Revenue of $93 - $95 Million

Total Cash and Cash Equivalents Balance of Approximately $47 Million as of December 31, 2023

Annual Report Delayed due to Change in Auditor

PHOENIX — (BUSINESS WIRE)—Mar 15, 2024- Edgio, Inc. (Nasdaq: EGIO) (the “Company”), today announced unaudited financial results for the three months ended December 31, 2023.

Todd Hinders, CEO, said, “Customer focus and a steadfast commitment to innovation and fiscal discipline are drivers of sustained shareholder value creation. At Edgio, we have built a solid foundation with market leading solutions across Security/Applications and Media, leveraging our highly performant global edge network. Our strong and differentiated technological foundation combined with focused go-to-market motions, improving unit economics, and optimized cost structure gives me confidence in our ability to drive profitable growth.”

Unaudited Fourth Quarter 2023 Financial and Operational Highlights:

Based on information currently available to the Company for the fourth quarter 2023, the Company expects:

•	Q4 2023 revenue in the range of $93-$95 million and Adjusted EBITDA in the range of negative $2 million to breakeven.

•	Bookings in the second half of 2023 grew more than 30% versus the first half with Security/Applications bookings growth almost doubling in the same period.

•	Operationalized run-rate cost savings at end of 2023 of approximately $84 million, within the expected range of $80 - $90 million.

•	Cash, cash equivalents and short-term investment balance as of December 31, 2023, of approximately $47 million, versus $27.6 million as of September 30, 2023.

•	Q4 2023 capital expenditures of approximately $5 million or $2.5 million, net of proceeds from financing receivables.

In addition, in November 2023, the Company received approximately $50 million of new financing, net of transaction costs and fees, and exchanged 95% of 2025 Convertible Notes for New 2027 Convertible Notes.

The financial results for the three months ended December 31, 2023, included in this release are preliminary, have not been reviewed or audited, are based upon the Company’s estimates, and were prepared prior to the completion of the Company’s financial statement close process. As a result, these preliminary financial results could be subject to change as the Company’s independent registered public accounting firm completes its audit of these periods. These limited preliminary financial results should not be viewed as a substitute for the Company’s full fourth quarter results and do not present all information necessary for an understanding of the Company’s financial performance as of and for the three months ended December 31, 2023. Accordingly, undue reliance should not be placed on this preliminary data.

Business Highlights:

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New client wins over the last few months include a major Korean ecommerce company, a domestic fashion label, the Asian subsidiary of a major hardware company, a domestic auto-parts ecommerce company and a large fashion ecommerce company in China.

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Launched enterprise-level Protect and Perform Applications Bundles, combining web performance, full-spectrum web security suite and Security Operations Center (SOC) support services – all in a single, comprehensive package.

•	Won “Overall Web Security Solution of the Year” award in the 7th annual CyberSecurity Breakthrough Awards program conducted by CyberSecurity Breakthrough.

Files Form 12b-25 with the Securities and Exchange Commission:

The Company also announced today that it expects to file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission with respect to the Company’s Annual Report for 2023 on Form 10-K (“Annual Report”), which provides an automatic 15-day extension of the filing deadline for the Annual Report to April 1, 2024. As previously disclosed, on December 18, 2023, the Company received notice that the Company’s previous independent registered public accounting firm had decided to resign as independent registered public accounting firm of the Company, effective that day. The Audit Committee of the Board of Directors of the Company accepted the resignation and engaged in a thorough search for a new independent registered public accounting firm, and on January 26, 2024, the Company entered into an engagement with a new independent registered public accounting firm.

The onboarding of a new audit team takes considerable time as the new audit firm familiarizes itself with the Company’s accounting and financial processes. Due to the engagement of a new independent registered public accounting firm in the first quarter of 2024, which is late in the normal auditing process, the completion of the Company’s public company audit is delayed, and the Company does not expect the audit to be completed in time to file the 2023 Form 10-K on or before the extended deadline. The Company is working diligently to complete and file the 2023 Form 10-K as soon as practicable.

The Company has obtained a waiver from the lenders under its senior secured credit facility related to delayed reporting through June 30, 2024. The Company may incur certain additional interest under its senior secured convertible notes if its SEC filings are not made on or before May 14, 2024.

Use of Non-GAAP Financial Measures

To evaluate its business, the Company considers and uses non-generally accepted accounting principles (“Non-GAAP”), including Adjusted EBITDA as contained in this press release, as supplemental measures of operating performance. EBITDA is defined as U.S. GAAP net loss, adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude share-based compensation, restructuring charges, acquisition and legal related expenses, and expenses related to the 2023 restatement and other significant non-recurring gains or losses. These measures include some of the same adjustments management considers when it reviews and assesses operating performance on a period-to-period basis. The Company’s management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of the Company’s on-going operations and assist management in making decisions regarding the Company’s strategic priorities and areas for future investment and focus. The Company believes these measures also provide similar insights to investors, and enable investors to review the Company’s results of operations “through the eyes of management.”

The terms EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	This measure does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	This measure does not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	This measure does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;

•	This measure does not reflect income taxes or the cash requirements for any tax payments;

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Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•

While share-based compensation is a component of operating expense, the impact on the Company’s financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of the Company’s common stock; and

•	Other companies may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

The Company compensates for these limitations by relying primarily on the Company’s U.S. GAAP financial results and using Adjusted EBITDA only as supplemental support for management’s analysis of business performance.

Because the preliminary Adjusted EBITDA ranges presented in this release represent the Company’s expectations with respect to the final financial results for the fourth quarter of 2023, these forward-looking non-GAAP financial measures are presented without reconciliations to the most directly comparable U.S. GAAP financial measure because these GAAP figures cannot be reconciled at this time due to ongoing closing and auditor review and without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including amounts that, based on historical experience, could be material. The Company believes these open GAAP financial items could affect items that would be adjusted for, and therefore do not affect the calculation of Adjusted EBITDA.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the Company’s financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of the Company’s management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including specifically changes to the preliminary results presented in this release in connection with completion of the closing and audit review of the financial statements for 2023, and those factors disclosed in the Company’s SEC filings, including in its most recent reports on Form 10-K and 10-Q, particularly under the heading “Risk Factors.”

All forward-looking statements in this press release are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Our developer-friendly, globally scaled edge network, combined with our fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Investor relations:

Sameet Sinha

602-850-4973

ir@edg.io

Media relations:

Patti Moran, Edgio

pmoran@edg.io